Exhibit 5.3

[Letterhead of Lewis and Roca LLP]

August 21, 2012

O’Reilly Automotive, Inc.

233 South Patterson

Springfield, Missouri 65802

Re:	O’Reilly Automotive, Inc., a Missouri corporation (the “Company”)

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Arizona counsel to CSK Auto, Inc., an Arizona corporation (the “Arizona Guarantor”), in connection with the public offering of $300,000,000 aggregate principal amount of the Company’s 3.800% Senior Notes due 2022 (the “Notes”), including the guarantees thereof (the “Guarantees” and, together with the Notes, the “Securities”) by subsidiaries of the Company, including a guaranty of the Notes by the Arizona Guarantor (all such subsidiaries of the Company that are issuing Guarantees, collectively, the “Guarantors”), issuable pursuant to an indenture, dated as of August 21, 2012 (the “Indenture”), among the Company, the Guarantors and UMB Bank, N.A., as trustee. The Company and the Guarantors entered into an underwriting agreement, dated as of August 16, 2012 (the “Underwriting Agreement”), with J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc., as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In connection with this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(1)	the registration statement on Form S-3 (File No. 333-183338) of the Company relating to the Securities filed on August 16, 2012 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 under the Securities Act (such registration statement, being hereinafter referred to as the “Registration Statement”);

(2)	an executed copy of the Indenture, including the provisions thereof creating the guarantee by the Arizona Guarantor of the Notes (the “Arizona Guaranty”);

(3)	the certificates evidencing the Securities;

O’Reilly Automotive, Inc.

August 21, 2012

(4)	an executed copy of the Underwriting Agreement;

We have also examined:

(5)	the articles of incorporation of the Arizona Guarantor, as certified by the Arizona Corporation Commission;

(6)	the bylaws of the Arizona Guarantor as certified by Tricia Headley, Vice President/Corporate Secretary of the Arizona Guarantor; and

(7)	the unanimous written consent of the board of directors of the Arizona Guarantor, adopted August 21, 2012, as certified by Tricia Headley, Vice President/Corporate Secretary of the Arizona Guarantor.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company and the Guarantors (other than the Arizona Guarantor), had the power, corporate or other, to enter into and perform all obligations thereunder and, except as expressly set forth in our opinion below, have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Company and the Guarantors (other than the Arizona Guarantor) have been duly organized and are and will continue to be validly existing in good standing, and have and will continue to have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of organization and that the Company and the Guarantors (other than the Arizona Guarantor) have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of their respective jurisdictions of organization) in connection with the transactions contemplated by the Indenture and the Registration Statement. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

O’Reilly Automotive, Inc.

August 21, 2012

The opinion set forth below are subject to the following further qualifications, assumptions and limitations:

(a) we do not express any opinion as to the effect of the opinion expressed herein of (i) the compliance or noncompliance of any party to the Indenture, the Underwriting Agreement and the Securities (other than with respect to the Arizona Guarantor to the extent necessary to render the opinion set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any such party (other than with respect to the Arizona Guarantor to the extent necessary to render the opinion set forth herein);

(b) the execution and delivery by the Company and the Guarantors of, and the performance of their respective obligations under, the Indenture, the Notes and the Guarantees, as applicable, did not, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company, the Guarantors or any of their respective properties is subject; (ii) any law, rule or regulation to which the Company, the Guarantors or any of their respective properties is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Our opinion set forth herein are limited to (i) the Business Corporation Act of the State of Arizona, and (ii) those laws of the State of Arizona that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinion herein stated, which laws are subject to change with possible retroactive effect. Insofar as the opinion expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein.

Based on the foregoing and relying thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that the issuance and sale of the Arizona Guaranty by the Arizona Guarantor has been duly authorized by the Arizona Guarantor.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise

O’Reilly Automotive, Inc.

August 21, 2012

expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. Subject to all qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Skadden, Arps, Slate, Meagher & Flom LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the Securities, as filed with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K, being filed on the date hereof.

Very truly yours,

/s/ Lewis and Roca LLP